EXHIBIT 1

                                     Page 45


For Period Ending:  12/31/95

File Number 811-19


This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 28th day of February, 1996.


                                             CENTURY SHARES TRUST
                                             ------------------------------
                                             (Name of registrant, depositor
                                              or trustee)



                                 BY:     /s/ ALLAN W. FULKERSON
                                             -----------------------------
                                             Allan W. Fulkerson,
                                             Chairman and Managing Trustee


Witness:       /s/ RICHARD F. COOK, JR.
                   -------------------------
                   Richard F. Cook, Jr.
                   Secretary